UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2001

Planet Polymer Technologies, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

9985 Businesspark Avenue, Suite A
San Diego, California 92131
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 549-5130

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 5. OTHER MATTERS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 2.1
EXHIBIT 5.1
EXHIBIT 5.2
EXHIBIT 16.0

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The Registrant as of January 3, 2002 hired J H Cohn, (JHC) as its independent auditors for the fiscal year ending December 31, 2001.

     The Registrant on January 3, 2002 gave notice of dismissal to its former independent auditors, PricewaterhouseCoopers, LLP (“PwC”). In connection with its audits for the two most recent fiscal years and through January 3, 2002, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years. PwC’s reports on the financial statements for the Registrant’s for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report on the financial statements for the year ended December 31, 2000 included and explanatory paragraph regarding the Registrant’s ability to continue as a going concern. The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 10, 2002, is filed as Exhibit 16 to this Form 8-K.

During the two most recent fiscal years and the interim period prior to January 3, 2002, Registrant has not consulted JHC on the application of accounting principles to any completed or proposed transaction.

The decision to change auditors was made with the knowledge and approval of the Registrant’s audit committee.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 28, 2001, Planet Polymer Technologies, Inc. (the “Company”) sold certain assets of the Company relating to its Metal Injection Molding (MIM) business, including intellectual property, technology, manufacturing equipment and raw material and finished goods to Ryer Industries LLC (Ryer). In consideration of these assets, Ryer has agreed to pay to the Company cash in the amount of $328,157.17, plus a royalty of 6% on sales of custom feedstocks sold during the period January 1, 2002 and December 31, 2009. Additionally, Ryer has agreed to pay the Company a royalty on all tungsten carbide feedstock sales in the amount of $2.50 per net pound produced during the period July 1, 2002 and June 30, 2010, as well as to enter into a Consulting Agreement with the Company on December 28, 2001, under which Ryer is to compensate the Company for consulting services related to the business and

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technology sold to Ryer. The aforesaid consideration was determined by mutual agreement of the parties.

The Company hereby incorporates by reference the Purchase and Sale Agreement governing this transaction, dated December 21, 2001, including the Consulting Agreement, an exhibit attached hereto.

ITEM 5. OTHER MATTERS

In conjunction with the disposition of the Metal Injection Molding assets of the Company, the Company restructured to focus its activities on agricultural initiatives. In order to preserve the Company’s limited financial resources the Company has scaled back its workforce and activities until revenues from the commercialization of its existing products and/or other funding sources support more expanded operations. Dr. Petcavich will continue with the development and refinement of the Company’s products and providing consulting services to users of the Company’s technology and other third parties. Mr. Bernier’s activities will be principally focused on the disposition of the non-agricultural technology and related assets, as well as the reduction of overhead and other expenses of the Company. In conjunction with the changed responsibilities of these employees, the Company has entered into amendments to the Employment agreements of Dr. Petcavich and Mr. Bernier. As restructured, the Company believes it will have the financial resources to continue business through the next twelve (12) months. Although the Company is optimistic that royalty and other revenue streams will develop form the commercialization of the products it has developed, the timing and amount of such future revenues, if any, remains uncertain.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       2.1   Purchase and Sale Agreement dated as of December 21, 2001 between Planet Polymer Technologies, Inc. and Ryer Industries LLC and Consulting Agreement between Planet Polymer Technologies, Inc. and Ryer Industries LLC dated as of December 21, 2001.

       5.1   First Amendment to Executive Agreement for Robert J. Petcavich, dated December 17, 2001.

       5.2   First Amendment to Executive Agreement for Richard C. Bernier, dated December 17, 2001.

     16.0   PricewaterhouseCoopers Letter to the SEC

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section entitled “Risk Factors,” and in “Item 6 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest Form 10-KSB filed with the S.E.C.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET POLYMER TECHNOLOGIES, INC

Dated: January 10, 2002	By:	/s/ Richard C. Bernier
Richard C. Bernier Chief Executive Officer and President

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